UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2014

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

Item 8.01 Other Events.

On July 2, 2014, the Federal Home Loan Bank of New York ("FHLBNY") informed its membership of certain amendments to the FHLBNY’s Capital Plan ("Plan"). The Plan defines the rights of the holders of the FHLBNY’s Class B Capital Stock. The amended Plan will become effective on August 1, 2014.

In summary, the Plan is being revised to:

• reduce the ‘Membership Stock Purchase Requirement’ contained in Appendix 1 of the Plan from 20 basis points to 15 basis points of members’ Mortgage-related Assets based on year-end financial statements (subject to a $1,000 minimum);

• transfer material pertaining to the definition of the term ‘Mortgage-related Assets’ currently located in Appendix 1 of the Plan to the FHLBNY’s website;

• amend Section 3.2 of the Plan to provide for stockholder voting rights with respect to proposed mergers between the Federal Home Loan Banks (Federal Housing Finance Agency regulations have been amended to provide these rights to members);

• amend Section 7.2.3 to allow the FHLBNY to treat the capital stock of members who voluntarily dissolve or liquidate themselves and whose membership is then terminated by the Board in the same manner as members who are placed into conservatorship or receivership;

• update certain outdated regulatory references where they appear in the Plan; and

• delete material that, due to the passage of time, is no longer relevant.

The foregoing description of the amendments to the Plan is qualified in its entirety by reference to a copy of the amended Plan included herein as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Amended and Restated Capital Plan of the Federal Home Loan Bank of New York, effective as of August 1, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

July 2, 2014	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Capital Plan of the Federal Home Loan Bank of New York, effective as of August 1, 2014.